EXHIBIT 5.1

Buchalter Nemer

a professional corporation

1000 Wilshire Boulevard, Suite 1500

Los Angles, California 90017

February 5, 2007

Davi Skin, Inc.

4223 Glencoe Avenue, Suite B130

Marina Del Rey, CA  90291

Re:                               Proposed Offering of up to 200,000 Shares of Common Stock Pursuant to the Davi Skin, Inc.’s stock compensation plan

Ladies and Gentlemen:

We refer to an aggregate of 200,000 shares of Common Stock, par value $.001 per share (the “Shares”), of Davi Skin, Inc., a Nevada corporation (the “Company”), which are the subject of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Shares of Common Stock subject to the Registration Statement are to be issued under a written compensation agreement between the Company and Donald B. Schwall, Jr. (“Schwall”), (the “Agreement”).

For the purposes of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(1)           Articles of Incorporation;

(2)           Amended By-Laws of Davi Skin, Inc.; and

(3)           Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

In rendering the opinion expressed below, we have assumed:

(a)           The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

(b)           There are no agreements or understandings between or among the

Company and Schwall that would expand, modify or otherwise affect the terms of the Agreement or the respective rights or obligations of the parties thereto.

Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Agreement and the payment therefore has been received, and when the Registration Statement has become effective under the Act, the Shares so issued will be validly issued and will be fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.            Our opinions set forth herein are limited to the effect of the present corporate laws of the State of Nevada and to the present judicial interpretations thereof and to the facts as they presently exist.  Although we are not admitted to practice in the State of Nevada, we are familiar with the applicable Nevada’s laws on Corporations and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinion contained herein.  We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

B.            Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

C.            We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Agreement of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Agreement relating to indemnification, exculpation or contribution.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Buchalter Nemer,
a professional corporation